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                                                                     EXHIBIT 5.1

                 [Letterhead of Smith, Gambrell & Russell, LLP]



                                  May 16, 2001



Board of Directors
AirTran Holdings, Inc.
9955 AirTran Boulevard
Orlando, Florida  32827

Re: Registration Statement on Form S-3 (Registration File No. 333-41480)

Ladies and Gentlemen:

     This firm has acted as counsel to AirTran Holdings, Inc., a Nevada corporation (the "Company"), in connection with its registration, pursuant to the Company's registration statement on Form S-3 (as amended, the "Registration Statement"), with respect to the contemplated issuance by the Company from time to time of up to U.S. $300,000,000 aggregate public offering price of (i) shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"),
(ii) shares of the Company's Preferred Stock, par value $0.01 per share (the "Preferred Stock"), (iii) debt securities of the Company (the "Debt Securities"), which may be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and a trustee to be named prior to the offering of any debt securities (in such capacity, the "Trustee"), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), which may be issued from time to time pursuant to a Warrant Agreement by the Company. All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  A copy of the Registration Statement.

     2. The Articles of Incorporation of the Company, as amended (the "Articles of Incorporation").

     3.  The Bylaws of the Company, as amended (the "Bylaws").
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Board of Directors
AirTran Holdings, Inc.
May 16, 2001
Page 2


     4. Minutes and/or resolutions of the Board of Directors of the Company adopted on July 11, 2000, certified by the Secretary of the Company as then being complete, accurate and then in effect.

     5. Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     1. The Company is validly existing as a corporation under the laws of the State of Nevada.

     2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), (ii) the terms of the issuance and sale of the shares of Common Stock registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company in conformity with the Articles of Incorporation and Bylaws (the "Common Stock Authorization"), and (iii) such shares are issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the terms of the Common Stock Authorization, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     3. When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with Section 78.195 of the General Corporation Law of the State of Nevada and in conformity with the Articles of Incorporation, (a) the Board of Directors of the Company has fixed the powers, designations, relative rights, preferences, limitations and restrictions of a series of Preferred Stock registered pursuant to the Registration Statement ("Authorized Series") and (b) proper and valid filing has been made with the Office of the Secretary of State of the State of Nevada, Commercial Recordings Division, of a Certificate of Designations setting forth such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, of such Authorized Series, as set by the Board of Directors, (iii) the terms of the issuance and sale of shares of such Authorized Series as proposed to be sold by the Company have been duly approved by the Board of Directors of the Company (the "Series Authorization") and all other necessary corporate action on the part of the Company has been taken in connection therewith and (iv) such shares of such Authorized Series are issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the Series Authorization, such shares of such Authorized Series of Preferred Stock will be validly issued, fully paid and non-assessable.

     4. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture is duly authorized by all necessary corporate action of the Company, duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, (iii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture, do not violate any applicable law then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

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Board of Directors
AirTran Holdings, Inc.
May 16, 2001
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Company, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, against delivery of the consideration specified therefor in the Indenture or the resolution of the Board of Directors authorizing such issuance and sale, the Debt Securities will constitute valid and binding obligations of the Company.

     5. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement relating to the Warrants has been duly authorized by all necessary corporate action of the Company, and executed and delivered in accordance with such authorization, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

     Our opinions with respect to the enforceability in paragraphs 4 and 5 hereof are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting rights of creditors, generally, as well as the discretionary nature of the enforcement of equitable remedies.

     In addition, our opinions in paragraph 2 and paragraph 3 hereof are based on the assumption that, at the time of issuance thereof, the number of shares of Common Stock or Preferred Stock issued as described in such respective paragraph will not exceed the respective number of shares of Common Stock or Preferred Stock authorized under the terms of the Articles of Incorporation which are unissued at such time of issuance.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              SMITH, GAMBRELL & RUSSELL, LLP

                              By: /s/ Howard E. Turner
                                  --------------------
                                  Howard E. Turner